Exhibit 99.2

Oncotelic Therapeutics Announces Successful Completion of Phase 1 Trial of OT-101 and IL-2, Highlights Findings at SWCR 2025 Conference

AGOURA HILLS, Calif., March x, 2025 (GLOBE NEWSWIRE) – Oncotelic Therapeutics, Inc (OTCQB:OTLC) (“Oncotelic”, the “Company” or “We” or “Our”), “), a leader in RNA-based therapeutics, announced today the successful completion of a Phase 1 clinical trial evaluating OT-101, in combination with IL-2 for advanced or metastatic solid tumors. These results set the stage for new studies that combine OT-101,an antisense therapeutic targeting Transforming Growth Factor Beta 2 (TGFβ2), with checkpoint inhibitors (“CKIs”) and recombinant IL-2 (aldesleukin) (“IL-2”).

The announcement coincides with a presentation delivered by Vuong Trieu, Ph.D., Chairman & CEO of Oncotelic, at the 5th Symposium on World Cancer Research (SWCR) 2025. In his talk, titled “Transforming Growth Factor Beta 2 in Aging, Cancer, Lupus, and Immuno-Oncology: A Convergence of Disease Pathways and Therapeutic Potential,” Dr. Trieu described the central role of TGFβ2 in immune suppression across multiple diseases, and outlined the ongoing development of OT-101 in pancreatic cancer (Phase 3 STOP-PC study), gliomas, and combination regimens with immunotherapies.

Phase 1 Trial of OT-101 (TASO) and IL-2 Successfully Completed

●	The Phase 1 trial (ClinicalTrials.gov ID: NCT04862767) investigated the safety and tolerability of OT-101 in combination with recombinant IL-2 in patients with advanced or metastatic solid tumors.

●	The combination showed a tolerable safety profile at the planned dosing schedule, with no unexpected safety signals identified.

●	Based on the favorable safety data, Oncotelic plans to advance OT-101 plus IL-2 into further clinical studies, exploring synergies with CKIs such as PD-1 blockers.

Key Highlights From the Kyoto 2025 Presentation

1.	TGFβ2’s Central Role in Cancer and Beyond:

o	Dr. Trieu presented evidence that TGFβ2 is a critical driver of immunosuppression, fueling tumor progression by promoting an M2-like macrophage phenotype and blunting antitumor immunity.

2.	OT-101’s Clinical Progress and Versatility:

o	In pancreatic ductal adenocarcinoma (PDAC), OT-101 is currently in a Phase 3 clinical trial (the STOP-PC study) combined with mFOLFIRINOX.

o	OT-101 has shown encouraging activity in gliomas, where high intratumoral TGFβ2 expression correlates with poor prognosis.

o	Combination regimens with CKIs and IL-2 address multiple pathways of immune evasion, potentially amplifying therapeutic benefits.

3.	Next Studies Targeting TGF β2 and Beyond:

o	With the newly completed OT-101 and IL-2 Phase 1 trial, Oncotelic is poised to begin further combination trials to determine the added efficacy of OT-101, IL-2, and CKIs in solid tumors such as lung cancer, melanoma, and colorectal cancer.

o	Next wave of clinical trials aiming to knock down TGF β 2 (e.g., with OT-101) paired with intervention with a complementary therapy, checkpoint blockade, IL-2, interferon-based regimens, or standard-of-care chemo, depending on the tumor indication

“We are thrilled to announce the completion of our Phase 1 study evaluating OT-101 with IL-2, a key milestone that sets the stage for next-generation immunotherapy combinations,” said Dr. Vuong Trieu, Chairman & CEO of Oncotelic. Our findings reinforce that OT-101’s specific inhibition of TGFβ2 can significantly enhance the immune response, and we are eager to test these synergies with checkpoint inhibitors and IL-2 to maximize therapeutic potential for patients with hard-to-treat cancers.”

The presentation, along with a chatbot powered by PDAOAI, can be accessed on our new PDAOAI public Discord: https://discord.gg/jz6Q7G2SBQ.

Our PDAOAI Discord server allows members of the public to view and download the presentation. In addition, by using “/query”, they can utilize our proprietary chatbot technology to ask questions related to the presentation. We highly recommend joining Discord. If you need any help, members of the PDAOAI team can assist. In addition, you can use “/help”. We intend to use this server for our PDAOAI platform. For those who are interested in joining our investor Discord, can do so here: https://discord.gg/hMDV397832

“We are excited to bring PDAOAI to the public and are excited for the user feedback. This presentation is a beginning to bringing our AI technology to the masses and not just our internal team,” said Scott Myers, Product Manager.

About Oncotelic

Oncotelic (f/k/a Mateon Therapeutics, Inc.), was formed in the State of New York in 1988 as OXiGENE, Inc., was reincorporated in the State of Delaware in 1992, and changed its name to Mateon Therapeutics, Inc. in 2016, and Oncotelic Therapeutics, Inc. in November 2020. Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Oncotelic has rare pediatric designation for Diffuse Intrinsic Pontine Glioma (“DIPG” through OT-101) through its 45% joint venture, GMP Biotechnology Limited, melanoma (through CA4P), and Acute Myeloid Leukemia (“AML” through OXi 4503). Oncotelic also acquired PointR Data Inc. in November 2019 to build an AI driven biotechnology company. Further, Oncotelic acquired AL-101, during the 4th quarter of 2021, for the intranasal delivery of apomorphine. We intend to develop AL-101 for the treatment of Parkinson Disease, erectile dysfunction, female sexual disorder and hypoactive sexual desire disorder. All these ailments have a very large population suffering from them and there is a need for treatments for each. For more information on AL-101, refer to our 2023 Annual Report on form 10-K filed with the SEC on April 12, 2024.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward looking statements contained in this press release include, but are not limited to, statements about future plans related to the operations of the JV, taking the JV into an initial public offering or the success thereof, the progress, timing of clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications as well as obtaining required regulatory approval to conduct clinical trials and upon granting of approval by the regulatory agencies, the successful marketing of the products; building and the success of our nanoparticle platform and the related success of launching the platform, the success of the launch of a company with a DAO infrastructure, the success of the entity and the plans surrounding the pet and animal health, the ability for the Company to register the tokens of Pet2DAO, the actual filing of a registration statement and approval of the PDAO, or any other tokens that we may launch, as registrable securities with the SEC through a registration statement, the ability of the tokens to be tradable or any value such tokens may have if they become tradable.. Each of these forward-looking statements involves risks and uncertainties, and actual results may differ materially from these forward-looking statements or may not occur at all. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes, taking the Company or its affiliates through initial public offerings. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the Company’s annual report on Form 10-K filed with the SEC on April 12, 2024 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether because of new information, future events, or otherwise.

Contact Information:

For Oncotelic Therapeutics, Inc.:

Investor Relations

ir@oncotelic.com